HOULIHAN LOKEY

Project Charm

DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE

MARCH 2, 2021
PRELIMINARY AND CONFIDENTIAL | SUBJECT TO FURTHER REVIEW AND REVISION

Table of Contents

Executive Summary
Situation Overview

- China Customer Relations Centers, Inc. (NasdaqCM:CCRC) (the "Company" or "CCRC") is a publicly traded company incorporated in the British Virgin Islands with a market capitalization of $85.8[1] million that operates as a business process outsourcing (BPO) service provider that focuses on the voice-based and online-based segments of customer care services, including customer relationship management, technical support, sales, customer retention, marketing surveys and research for certain major enterprises in China. The Company's primary line of business is operating large call centers for Chinese companies.
- On November 27, 2020, the Company's board of directors (the "Board") received a preliminary non-binding proposal letter jointly submitted by its founder and chairman of the Board, Mr. Zhili Wang, Mr. Debao Wang, Mr. Guoan Xu, Mr. Qingmao Zhang, Mr. Long Lin, Mr. Jishan Sun and their respective affiliated entities (collectively, the "Buyer Group"), to acquire all of the outstanding shares of the Company not already beneficially owned or controlled by the Buyer Group (the "Unaffiliated Shareholders") in a going private transaction for $5.37 per common share in cash (the "Initial Proposal").
  - The Buyer Group owns approximately 43.5% of the Company's issued and outstanding shares (companies incorporated in the British Virgin Islands require 50% shareholder approval). No other shareholder holds more than 1% of the Company's outstanding shares.
- On November 30, 2020, the Company announced that its Board had formed a special committee of independent and disinterested directors (the "Special Committee") consisting of Tianjun Zhang, Owens Meng, and Jie Xu with Tianjun Zhang servicing as the chairman of the Special Committee, to consider the Proposal.
- On November 30, 2020, Houlihan Lokey was engaged by the Special Committee to, if requested, render a written opinion as to whether the consideration to be received by the Unaffiliated Shareholders of the Company pursuant to a potential transaction is fair to them from a financial point of view.
  - Hogan Lovells was engaged as legal counsel to the Special Committee.
- In mid-February 2021, the Company received a revised proposal from the Buyer Group to acquire all outstanding shares for $5.60 per common share in cash (the "Second Proposal").
- Subsequently on February 25, 2021, the Buyer Group provided another revised proposal to acquire all outstanding shares for $6.00 per common share in cash (the "Current Proposal").

1. *As of 2/26/2021.*

Source: Company management, public filings, Capital IQ.

Executive Summary
Preliminary Proposal Overview

Preliminary Summary of Proposal Value

(RMB, USD and common shares in millions, except per share values)

Preliminary Selected Proposal Information	
Per Share Proposal Consideration	**$6.00**
Common Shares Outstanding [1]	18.3
Preliminary Implied Proposal Equity Value (USD)	**$110.0**
USD to RMB Exchange Rate as of 2/26/2021	6.5
Preliminary Implied Proposal Equity Value (RMB)	**¥711.9**
Cash, Cash Equivalents & Restricted Cash as of 1/31/21	(224.6)
Equity Investments as of 1/31/21 [2]	(24.1)
Amount Due from Related Parties as of 1/31/21 [3]	(1.5)
PV of Projected Government Grants [4]	(15.8)
Debt as of 1/31/21	10.0
Preliminary Implied Proposal Enterprise Value (RMB)	**¥455.9**

Preliminary Implied Proposal Multiples

Adjusted EBITDA per Company Management	Corresponding Base Amount [5]	Implied Multiple
CY 2020E	¥156.7	2.9x
CY 2021E	¥178.1	2.6x
CY 2022E	¥180.8	2.5x
CY 2023E	¥168.0	2.7x

Adjusted EBITDA Assuming 2025 Compliance [6]	Corresponding Base Amount [6]	Implied Multiple
CY 2021E	¥107.9	4.2x
CY 2022E	¥122.1	3.7x
CY 2023E	¥126.8	3.6x

Preliminary Implied Premiums to Historical Unaffected Closing Prices

(USD per share in actuals)

Unaffected Trading Period As of 11/27/2020 [7]	Average Closing / Closing Share Price [8]	Implied Premium of Per Share Proposal Consideration over Average Closing / Closing Share Price
1-Day Closing	$4.72	27.1%
5-Day Average Closing	$4.77	25.8%
10-Day Average Closing	$4.69	28.0%
1-Month Average Closing	$4.64	29.4%
3-Month Average Closing	$4.62	29.9%
6-Month Average Closing	$4.63	29.5%
1-Year Average Closing	$5.83	3.0%
52-Week High Closing - 1/17/2020	$10.87	(44.8%)
52-Week Low Closing - 3/23/2020	$3.47	72.9%

1. Per Company management, as of 2/26/2021 there are no outstanding options, restricted stock units or other dilutive securities.
2. Equity Investments represent investments in equity securities of privately held companies.
3. Represents loan to a related party bearing an annual interest rate of 4.35%.
4. Represents the midpoint of the present value of Government Grants, discounted at 15.0% – 20.0%. Per Company management, Government Grants are not expected to continue past 2024.
5. Per Company management.
6. Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Adjusted EBITDA Assuming 2025 Compliance is calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 – 2023, respectively, as provided by Company management.
7. Represents the last trading day prior to receipt and announcement of the Initial Proposal.
8. Per Capital IQ.

Sources: Company management, public filings, Capital IQ.

Implied Premiums / (Discounts) of Illustrative Proposal Prices to Historical Unaffected Share Prices

(USD in actuals)

		Initial Proposal	Second Proposal	Current Proposal	Illustrative Proposal Price per Share														
		$5.37	$5.60	$6.00	$6.10	$6.20	$6.30	$6.40	$6.50	$6.60	$6.70	$6.80	$6.90	$7.00	$7.10	$7.20	$7.30	$7.40	$7.50
Premium to Current Proposal Price				--	1.7%	3.3%	5.0%	6.7%	8.3%	10.0%	11.7%	13.3%	15.0%	16.7%	18.3%	20.0%	21.7%	23.3%	25.0%
Premium to Initial Proposal Price		--	4.3%	11.7%	13.6%	15.5%	17.3%	19.2%	21.0%	22.9%	24.8%	26.6%	28.5%	30.4%	32.2%	34.1%	35.9%	37.8%	39.7%
Unaffected Trading Period as of 11/27/2020	**Average Closing / Closing Share Price [1]**																		
1-Day Closing	$4.72	13.8%	18.6%	27.1%	29.2%	31.4%	33.5%	35.6%	37.7%	39.8%	41.9%	44.1%	46.2%	48.3%	50.4%	52.5%	54.7%	56.8%	58.9%
5-Day Average Closing	$4.77	12.6%	17.4%	25.8%	27.9%	30.0%	32.1%	34.2%	36.3%	38.4%	40.5%	42.6%	44.7%	46.8%	48.8%	50.9%	53.0%	55.1%	57.2%
10-Day Average Closing	$4.69	14.6%	19.5%	28.0%	30.2%	32.3%	34.4%	36.6%	38.7%	40.8%	43.0%	45.1%	47.2%	49.4%	51.5%	53.6%	55.8%	57.9%	60.1%
1-Month Average Closing	$4.64	15.8%	20.8%	29.4%	31.6%	33.7%	35.9%	38.0%	40.2%	42.4%	44.5%	46.7%	48.8%	51.0%	53.1%	55.3%	57.5%	59.6%	61.8%
3-Month Average Closing	$4.62	16.3%	21.2%	29.9%	32.1%	34.2%	36.4%	38.6%	40.7%	42.9%	45.1%	47.2%	49.4%	51.5%	53.7%	55.9%	58.0%	60.2%	62.4%
6-Month Average Closing	$4.63	15.9%	20.8%	29.5%	31.6%	33.8%	35.9%	38.1%	40.2%	42.4%	44.6%	46.7%	48.9%	51.0%	53.2%	55.3%	57.5%	59.7%	61.8%
1-Year Average Closing	$5.83	(7.8%)	(3.9%)	3.0%	4.7%	6.4%	8.1%	9.8%	11.5%	13.3%	15.0%	16.7%	18.4%	20.1%	21.8%	23.6%	25.3%	27.0%	28.7%
52-Week High Closing - 1/17/2020	$10.87	(50.6%)	(48.5%)	(44.8%)	(43.9%)	(43.0%)	(42.0%)	(41.1%)	(40.2%)	(39.3%)	(38.4%)	(37.4%)	(36.5%)	(35.6%)	(34.7%)	(33.8%)	(32.8%)	(31.9%)	(31.0%)
52-Week Low Closing - 3/23/2020	$3.47	54.8%	61.4%	72.9%	75.8%	78.7%	81.6%	84.4%	87.3%	90.2%	93.1%	96.0%	98.8%	101.7%	104.6%	107.5%	110.4%	113.3%	116.1%

1. Per Capital IQ.
Source: Capital IQ and public filings.

Executive Summary

Illustrative Aggregate Consideration to Unaffiliated Shareholders Sensitivities

Implied EV[1]/Adjusted EBITDA Multiples of Illustrative Proposal Prices

(RMB in millions, except per share values)

		Initial Proposal	*Second Proposal*	*Current Proposal*	Illustrative Proposal Price per Share														
		$5.37	$5.60	$6.00	$6.10	$6.20	$6.30	$6.40	$6.50	$6.60	$6.70	$6.80	$6.90	$7.00	$7.10	$7.20	$7.30	$7.40	$7.50
Premium to Current Proposal Price				--	1.7%	3.3%	5.0%	6.7%	8.3%	10.0%	11.7%	13.3%	15.0%	16.7%	18.3%	20.0%	21.7%	23.3%	25.0%
Premium to Initial Proposal Price		--	4.3%	11.7%	13.6%	15.5%	17.3%	19.2%	21.0%	22.9%	24.8%	26.6%	28.5%	30.4%	32.2%	34.1%	35.9%	37.8%	39.7%
Adjusted EBITDA Per Company Management																			
CY 2020E	¥156.7	2.4x	2.6x	2.9x	3.0x	3.1x	3.1x	3.2x	3.3x	3.4x	3.4x	3.5x	3.6x	3.7x	3.7x	3.8x	3.9x	4.0x	4.0x
CY 2021E	¥178.1	2.1x	2.3x	2.6x	2.6x	2.7x	2.8x	2.8x	2.9x	3.0x	3.0x	3.1x	3.2x	3.2x	3.3x	3.4x	3.4x	3.5x	3.6x
CY 2022E	¥180.8	2.1x	2.3x	2.5x	2.6x	2.7x	2.7x	2.8x	2.9x	2.9x	3.0x	3.0x	3.1x	3.2x	3.2x	3.3x	3.4x	3.4x	3.5x
CY 2023E	¥168.0	2.3x	2.4x	2.7x	2.8x	2.9x	2.9x	3.0x	3.1x	3.1x	3.2x	3.3x	3.4x	3.4x	3.5x	3.6x	3.6x	3.7x	3.8x
Adjusted EBITDA Assuming 2025 Compliance [2]																			
CY 2021E	¥107.9	3.5x	3.8x	4.2x	4.3x	4.4x	4.6x	4.7x	4.8x	4.9x	5.0x	5.1x	5.2x	5.3x	5.4x	5.5x	5.7x	5.8x	5.9x
CY 2022E	¥122.1	3.1x	3.3x	3.7x	3.8x	3.9x	4.0x	4.1x	4.2x	4.3x	4.4x	4.5x	4.6x	4.7x	4.8x	4.9x	5.0x	5.1x	5.2x
CY 2023E	¥126.8	3.0x	3.2x	3.6x	3.7x	3.8x	3.9x	4.0x	4.1x	4.2x	4.3x	4.3x	4.4x	4.5x	4.6x	4.7x	4.8x	4.9x	5.0x

Aggregate Consideration to Unaffiliated Share Holders at Illustrative Proposal Prices

(USD in millions, except per share values)

	Initial Proposal	*Second Proposal*	*Current Proposal*	Illustrative Proposal Price per Share														
	$5.37	$5.60	$6.00	$6.10	$6.20	$6.30	$6.40	$6.50	$6.60	$6.70	$6.80	$6.90	$7.00	$7.10	$7.20	$7.30	$7.40	$7.50
Premium to Current Proposal Price			--	1.7%	3.3%	5.0%	6.7%	8.3%	10.0%	11.7%	13.3%	15.0%	16.7%	18.3%	20.0%	21.7%	23.3%	25.0%
Premium to Initial Proposal Price	--	4.3%	11.7%	13.6%	15.5%	17.3%	19.2%	21.0%	22.9%	24.8%	26.6%	28.5%	30.4%	32.2%	34.1%	35.9%	37.8%	39.7%
Illust. Consideration to Unaffiliated Holders [3]	$55.6	$58.0	$62.2	$63.2	$64.2	$65.3	$66.3	$67.3	$68.4	$69.4	$70.4	$71.5	$72.5	$73.6	$74.6	$75.6	$76.7	$77.7
Incremental Consideration Required [4]	--	--	--	$1.0	$2.1	$3.1	$4.1	$5.2	$6.2	$7.3	$8.3	$9.3	$10.4	$11.4	$12.4	$13.5	$14.5	$15.5

1. Based on 18.3 million common shares outstanding. Per Company management, as of 2/26/2021 there are no outstanding options, restricted stock units or other dilutive securities.
2. Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Adjusted EBITDA Assuming 2025 Compliance is calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 – 2023, respectively, as provided by Company management.
3. Based on 10.4 million common shares held by unaffiliated shareholders, as proved by Company management.
4. Represents the incremental investment required by the Buyer Group at the corresponding illustrative Proposal price per common share in excess of the Current Proposal of $6.00 per common share.

Source: Company management, Capital IQ and public filings.

Preliminary Financial Analyses Summary

Preliminary Implied Per Share Value Reference Range

(USD in actuals)



Per Share Proposal Consideration : $6.00
Illustrative Only
Preliminary
Selected Companies
Analysis
Illustrative Only
CY 2021E
Adjusted EBITDA
Assuming 2025 Compliance [1]
3.50x – 5.50x
$5.34
$7.16
Illustrative Only
CY 2022E
Adjusted EBITDA
Assuming 2025 Compliance [1]
3.25x – 5.25x
$5.50
$7.56
Illustrative Only
CY 2023E
Adjusted EBITDA
Assuming 2025 Compliance [1]
3.00x – 5.00x
$5.36
$7.50
Preliminary
Discounted Cash
Flow Analysis
Terminal Multiple:
4.00x – 6.00x
Discount Rate:
15.0% – 20.0%
$5.87
$7.61
$2.00
$3.00
$4.00
$5.00
$6.00
$7.00
$8.00
$9.00
$10.00

Note: No particular weight was attributed to any single analysis.

Note: Based on 18.3 million Common Shares outstanding, per Company management.

1. *Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Adjusted EBITDA Assuming 2025 Compliance is calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 – 2023, respectively, as provided by Company management.*

Source: Company management, public filings, Capital IQ, Bloomberg.

Preliminary Financial Analyses Summary (cont.)

Preliminary Implied Per Share Value Reference Range

(RMB, USD and shares outstanding in millions, except per share values)

	Illustrative Only Preliminary Selected Companies Analysis CY 2021E Adjusted EBITDA Assuming 2025 Compliance	Illustrative Only Preliminary Selected Companies Analysis CY 2022E Adjusted EBITDA Assuming 2025 Compliance	Illustrative Only Preliminary Selected Companies Analysis CY 2023E Adjusted EBITDA Assuming 2025 Compliance	Preliminary Discounted Cash Flow Analysis Terminal Multiple 4.0x -- 6.0x Discount Rate 15.0% -- 20.0%
Adjusted EBITDA per Company Management	¥178.1	¥180.8	¥168.0	
Labor Cost Adjustment to Reflect 2025 Compliance [1]	(¥70.2)	(¥58.7)	(¥41.2)	
Adjusted EBITDA Assuming 2025 Compliance [1]	¥107.9	¥122.1	¥126.8	
Selected Multiples Range	3.50x -- 5.50x	3.25x -- 5.25x	3.00x -- 5.00x	
Preliminary Implied Enterprise Value Reference Range (RMB)	¥377.7 -- ¥593.6	¥396.8 -- ¥641.0	¥380.4 -- ¥634.0	¥441.4 -- ¥646.3
Cash and Cash Equivalents as of 1/31/2021	224.6 -- 224.6	224.6 -- 224.6	224.6 -- 224.6	224.6 -- 224.6
Equity Investments as of 1/31/2021 [2]	24.1 -- 24.1	24.1 -- 24.1	24.1 -- 24.1	24.1 -- 24.1
Amount Due from Related Parties as of 1/31/2021 [3]	1.5 -- 1.5	1.5 -- 1.5	1.5 -- 1.5	1.5 -- 1.5
PV of Projected Government Grants [4]	15.4 -- 16.2	15.4 -- 16.2	15.4 -- 16.2	15.4 -- 16.2
Preliminary Implied Total Enterprise Value Reference Range (RMB)	¥643.3 -- ¥859.9	¥662.4 -- ¥907.3	¥646.0 -- ¥900.4	¥707.0 -- ¥912.7
Total Debt as of 1/31/2021	(10.0) -- (10.0)	(10.0) -- (10.0)	(10.0) -- (10.0)	(10.0) -- (10.0)
Preliminary Implied Total Equity Value Reference Range (RMB)	¥633.3 -- ¥849.9	¥652.4 -- ¥897.3	¥636.0 -- ¥890.4	¥697.0 -- ¥902.7
USD to RMB Exchange Rate as of 2/26/2021	6.5 -- 6.5	6.5 -- 6.5	6.5 -- 6.5	6.5 -- 6.5
Preliminary Implied Total Equity Value Reference Range (USD)	$97.8 -- $131.3	$100.8 -- $138.6	$98.3 -- $137.5	$107.7 -- $139.5
Shares Outstanding [5]	18.3 -- 18.3	18.3 -- 18.3	18.3 -- 18.3	18.3 -- 18.3
Preliminary Implied Per Share Value Reference Range	**$5.34 -- $7.16**	**$5.50 -- $7.56**	**$5.36 -- $7.50**	**$5.87 -- $7.61**

Note: No particular weight was attributed to any single analysis.

1. *Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Adjusted EBITDA Assuming 2025 Compliance is calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 – 2023, respectively, as provided by Company management.*
2. *Equity Investments represent investments in equity securities of privately held companies.*
3. *Represents loan to a related party bearing an annual interest rate of 4.35%.*
4. *Represents the present value of Government Grants, discounted at a range of 15.0% to 20.0%. Per Company management, Government Grants are not expected to continue past 2024.*
5. *Per Company management, as of 2/26/2021 there are no outstanding options, restricted stock units or other dilutive securities.*

Source: Company management, public filings, Capital IQ, Bloomberg.

Selected Historical and Projected Financial Data

(RMB in millions)

	Fiscal Year Ended December 31,			Fiscal Year Ending December 31,						CAGR
	2017	2018	2019	2020E	2021E	2022E	2023E	2024E	2025E	2020E to 2025E
Total Revenue	**¥601.2**	**¥935.5**	**¥1,197.8**	**¥1,637.4**	**¥1,911.8**	**¥2,110.3**	**¥2,269.4**	**¥2,368.1**	**¥2,439.8**	**8.3%**
Growth %		*55.6%*	*28.0%*	*36.7%*	*16.8%*	*10.4%*	*7.5%*	*4.3%*	*3.0%*	
Cost of Sales	(443.0)	(678.4)	(929.0)	(1,216.4)	(1,485.2)	(1,655.2)	(1,806.4)	(1,906.6)	(1,988.7)	
Adjustment: COVID-19 Relief Exemption [1]	0.0	0.0	0.0	(48.0)	0.0	0.0	0.0	0.0	0.0	
Adjusted Gross Profit	¥158.2	¥257.1	¥268.7	¥373.0	¥426.6	¥455.1	¥463.0	¥461.4	¥451.1	
Margin %	*26.3%*	*27.5%*	*22.4%*	*22.8%*	*22.3%*	*21.6%*	*20.4%*	*19.5%*	*18.5%*	
Operating Expenses	(99.8)	(141.1)	(181.8)	(245.6)	(275.3)	(304.5)	(327.9)	(348.6)	(370.7)	
Depreciation & Amortization	12.5	17.4	23.5	29.3	26.8	30.1	32.9	40.8	53.5	
Operating Expenses (Excl. D&A)	(¥87.3)	(¥123.7)	(¥158.3)	(¥216.3)	(¥248.5)	(¥274.3)	(¥295.0)	(¥307.8)	(¥317.2)	
% of Total Revenue	*14.5%*	*13.2%*	*13.2%*	*13.2%*	*13.0%*	*13.0%*	*13.0%*	*13.0%*	*13.0%*	
Adjusted EBITDA [2]	**¥70.9**	**¥133.4**	**¥110.5**	**¥156.7**	**¥178.1**	**¥180.8**	**¥168.0**	**¥153.6**	**¥133.9**	**-3.1%**
Margin %	*11.8%*	*14.3%*	*9.2%*	*9.6%*	*9.3%*	*8.6%*	*7.4%*	*6.5%*	*5.5%*	
Growth %		*88.1%*	*-17.2%*	*41.9%*	*13.7%*	*1.5%*	*-7.1%*	*-8.6%*	*-12.8%*	
Depreciation & Amortization	(12.5)	(17.4)	(23.5)	(29.3)	(26.8)	(30.1)	(32.9)	(40.8)	(53.5)	
Adjusted EBIT [2]	**¥58.4**	**¥116.0**	**¥86.9**	**¥127.4**	**¥151.3**	**¥150.7**	**¥135.1**	**¥112.8**	**¥80.4**	**-8.8%**
Margin %	*9.7%*	*12.4%*	*7.3%*	*7.8%*	*7.9%*	*7.1%*	*6.0%*	*4.8%*	*3.3%*	
Additional Financial Information										
Government Grants [3]	¥12.7	¥11.3	¥12.6	¥15.0	¥10.0	¥5.0	¥3.0	¥2.0	¥0.0	
Capital Expenditures	¥24.7	¥39.1	¥34.1	¥37.0	¥47.8	¥52.8	¥52.2	¥47.4	¥48.8	
Net Working Capital [4]	¥95.5	¥136.8	¥210.3	¥251.3	¥352.0	¥403.7	¥438.6	¥467.8	¥486.9	
Change in Net Working Capital		(¥41.3)	(¥73.4)	(¥41.0)	(¥100.7)	(¥51.7)	(¥34.9)	(¥29.2)	(¥19.1)	

Net Working Capital as of 1/31/2021: ¥340.6

1. *In 2020, the Company received a one-time COVID-19 relief exemption of RMB 48 million from the Chinese government for employee benefits.*
2. *Excludes impact of Government Grants.*
3. *Government grants mainly include one-time cash subsidies received from various government agencies, which are generally provided as incentives to encourage the expansion of local business.*
4. *2020E Net Working Capital represents actual balance as of 12/31/2020, per Company management.*

Source: Company management, public filings, Capital IQ.

Increase in Labor Costs Projections

Projected Adjusted EBITDA

(RMB in millions)

Displayed in the below chart is: (i) Adjusted EBITDA as provided by Company management (in blue) and (ii) Adjusted EBITDA assuming labor cost increases in each year based on 2025 compliance levels as provided by Company management (in grey)

Adjusted EBITDA margin



9.3%
5.6%
8.6%
5.8%
7.4%
5.6%
6.5%
5.5%
5.5%
5.5%
¥178.1
¥107.9
¥180.8
¥122.1
¥168.0
¥126.8
¥153.6
¥130.8
¥133.9
¥133.9
CY 2021E
CY 2022E
CY 2023E
CY 2024E
CY 2025E
Adjusted EBITDA per Company Management
Adjusted EBITDA Assuming 2025 Compliance [1]

Projected Labor Costs Increases

(RMB in millions)

Displayed in the below chart is: (i) Company management projected labor cost increases from compliance with certain benefits regulations (in blue) and (ii) labor cost increases in each year if 2025 compliance levels were implemented immediately (in grey)

% of Revenue (decrease in Adjusted EBITDA margin)



0.8%
4.5%
1.7%
4.5%
2.6%
4.4%
3.4%
4.4%
4.4%
4.4%
¥15.3
¥85.5
¥35.3
¥94.0
¥59.2
¥100.4
¥81.3
¥104.1
¥106.5
¥106.5
CY 2021E
CY 2022E
CY 2023E
CY 2024E
CY 2025E
Annual Labor Costs Increase Per Company Management
Annual Labor Costs Increase - 2025 Compliance [1]

1. *Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 – 2025, respectively, as provided by Company management.*

Source: Company management.

Illustrative Selected Companies Analysis

(USD in millions, except per share values)

Selected Company	Country	Exchange	Share Price [2]	Equity Market Value [2,3]	Enterprise Value [2,3]	Enterprise Value [1] to Adjusted EBITDA CY 2020E [4]	CY 2021E [4]	CY 2022E [4]	CY 2023E [4]
BPO Providers With Call Center Concentration									
BELLSYSTEM24 Holdings, Inc.	Japan	TSE	$16.10	$1,191.7	$1,731.0	9.5x	9.3x	8.8x	8.6x
Relia, Inc.	Japan	TSE	$12.51	835.8	635.3	5.2x	4.9x	4.7x	*NA*
transcosmos inc.	Japan	TSE	$25.04	1,038.7	875.8	5.0x	4.6x	4.3x	4.3x
Low						5.0x	4.6x	4.3x	4.3x
High						9.5x	9.3x	8.8x	8.6x
Median						5.2x	4.9x	4.7x	6.4x
Mean						6.6x	6.3x	5.9x	6.4x
Other BPO Providers									
Concentrix Corporation	United States	NasdaqGS	$123.51	$6,422.5	$7,415.0	11.8x	9.8x	*NA*	*NA*
Prestige International Inc.	Japan	TSE	$6.96	896.0	771.9	13.0x	11.2x	10.1x	9.3x
StarTek, Inc.	United States	NYSE	$8.11	329.6	456.5	9.1x	7.5x	6.5x	*NA*
Sykes Enterprises, Incorporated	United States	NasdaqGS	$40.86	1,629.5	1,520.2	8.1x	7.1x	*NA*	*NA*
Teleperformance SE	France	ENXTPA	$354.63	20,830.4	22,675.5	20.3x	14.4x	13.0x	11.8x
TTEC Holdings, Inc.	United States	NasdaqGS	$84.14	3,957.5	4,225.7	15.1x	14.3x	12.9x	*NA*
Low						8.1x	7.1x	6.5x	9.3x
High						20.3x	14.4x	13.0x	11.8x
Median						12.4x	10.5x	11.5x	10.5x
Mean						12.9x	10.7x	10.6x	10.5x
CCRC (Current as of 02/26/2021)	China	NasdaqCM	$4.68	$85.8	$56.2	*NA*	*NA*	*NA*	*NA*
CCRC (Unaffected as of 11/27/2020)	China	NasdaqCM	$4.72	$86.5	$62.4	*NA*	*NA*	*NA*	*NA*

Note: No company shown for comparative purposes is identical to the Company.
1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.
2. Based on closing prices as of 2/26/21.
3. Based on diluted shares.
4. Multiples based on forward looking financial information may have been calendarized to the Company's fiscal year end of December 31st.
Sources: Bloomberg, Capital IQ and public filings.

Preliminary Discounted Cash Flow Analysis

(RMB in millions)

	Projected Fiscal Year Ending December 31,				
	2021E [1]	2022E	2023E	2024E	2025E
Total Revenue	**¥1,749.4**	**¥2,110.3**	**¥2,269.4**	**¥2,368.1**	**¥2,439.8**
Growth %		*10.4%*	*7.5%*	*4.3%*	*3.0%*
Cost of Sales	(1,359.0)	(1,655.2)	(1,806.4)	(1,906.6)	(1,988.7)
Operating Expenses	(251.9)	(304.5)	(327.9)	(348.6)	(370.7)
Depreciation & Amortization	24.5	30.1	32.9	40.8	53.5
Adjusted EBITDA [2]	**¥163.0**	**¥180.8**	**¥168.0**	**¥153.6**	**¥133.9**
Margin %	*9.3%*	*8.6%*	*7.4%*	*6.5%*	*5.5%*
Depreciation & Amortization	(24.5)	(30.1)	(32.9)	(40.8)	(53.5)
Adjusted EBIT [2]	**¥138.5**	**¥150.7**	**¥135.1**	**¥112.8**	**¥80.4**
Taxes [3]	(20.8)	(22.6)	(20.3)	(16.9)	(12.1)
Unlevered Earnings	**¥117.7**	**¥128.1**	**¥114.8**	**¥95.9**	**¥68.4**
Depreciation & Amortization	24.5	30.1	32.9	40.8	53.5
Capital Expenditures	(43.7)	(52.8)	(52.2)	(47.4)	(48.8)
Change in Net Working Capital [4]	(11.4)	(51.7)	(34.9)	(29.2)	(19.1)
Unlevered Free Cash Flows	**¥87.0**	**¥53.7**	**¥60.6**	**¥60.1**	**¥54.0**

Discount Rate	**PV of Terminal Value as a % of Enterprise Value**		
	4.0x	**5.0x**	**6.0x**
15.00%	53.4%	58.9%	63.2%
16.25%	52.6%	58.1%	62.5%
17.50%	51.8%	57.4%	61.8%
18.75%	51.0%	56.6%	61.0%
20.00%	50.3%	55.8%	60.2%

Discount Rate	**Present Value of Cash Flows (2021 - 2025)**	+	**PV of Terminal Value as a Multiple of 2025 Adjusted EBITDA**			=	**Implied Enterprise Value**		
			4.0x	**5.0x**	**6.0x**		**4.0x**	**5.0x**	**6.0x**
15.00%	¥237.6		¥272.5	¥340.6	¥408.8		¥510.1	¥578.2	¥646.3
16.25%	¥232.8		¥258.6	¥323.3	¥388.0		¥491.4	¥556.1	¥620.7
17.50%	¥228.2	+	¥245.6	¥307.0	¥368.4	=	¥473.8	¥535.2	¥596.6
18.75%	¥223.8		¥233.4	¥291.7	¥350.0		¥457.1	¥515.5	¥573.8
20.00%	¥219.6		¥221.8	¥277.3	¥332.7		¥441.4	¥496.8	¥552.3

Note: Present values as of 3/1/21; mid-year convention applied.
1. Represents 11.0-month stub period.
2. Excludes impact of Government Grants.
3. Tax at 15.0%, per Company management.
4. 2021E Change in Net Working Capital calculated as the difference between net working capital balance as of January 31, 2021 and projected 2021E net working capital balance, per Company management.
Source: Company management.

Illustrative Selected Companies Information

Selected Benchmarking Information

Market Capitalization[1]

(USD in millions)



BPO Providers With Call Center Concentration
Other BPO Providers
Mean 2
Median 2
$86
$1,731
$876
$635
$22,676
$7,415
$4,226
$1,520
$772
$457
$4,479
$1,520
CCRC
BellSystem
Transcosmos
Relia
Teleperformance
Concentrix
TTEC
Sykes
Prestige
StarTeK

Total Debt to LTM Adjusted EBITDA

(USD in millions)



BPO Providers With Call Center Concentration
Other BPO Providers
Mean 2
Median 2
0.1x
0.0x
1.0x
3.3x
0.0x
0.1x
1.3x
1.9x
2.8x
2.8x
1.3x
1.5x
CCRC
Relia
Transcosmos
BellSystem
Sykes
Prestige
TTEC
Concentrix
Teleperformance
StarTeK

Sources: Capital IQ, Bloomberg, public filings, Company management.
Note: No company used for comparative purposes is identical to the Company.
1. Per Capital IQ as of 2/26/2021.
2. Mean and Median calculations exclude CCRC.

Illustrative Selected Companies Information

Selected Benchmarking Information (cont.)

CY 2021E Adjusted EBITDA Margin



BPO Providers With Call Center Concentration
Other BPO Providers
Mean 1
Median 1
9.3%
5.6%
14.5%
10.6%
5.9%
20.7%
15.8%
15.1%
15.1%
11.7%
9.0%
14.5%
13.2%
CCRC per management
CCRC 2025 Compliance [2]
BellSystem
Relia
Transcosmos
Teleperformance
Prestige
Concentrix
TTEC
Sykes
StarTeK

CY 2022E Adjusted EBITDA Margin



BPO Providers With Call Center Concentration
Other BPO Providers
Mean 1
Median 1
8.6%
5.8%
14.6%
10.9%
6.0%
21.4%
16.2%
15.6%
11.8%
10.0%
NA
13.3%
13.2%
CCRC per management
CCRC 2025 Compliance [2]
BellSystem
Relia
Transcosmos
Teleperformance
Prestige
TTEC
Sykes
StarTeK
Concentrix

Sources: Capital IQ, Bloomberg, public filings, Company management.
Note: No company used for comparative purposes is identical to the Company.
1. *Mean and Median calculations exclude CCRC.*
2. *Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Adjusted EBITDA Assuming 2025 Compliance is calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 and 2022, respectively, as provided by Company management.*

Illustrative Selected Companies Information

Selected Benchmarking Information (cont.)

CY 2019 – CY 2021E Revenue Growth



BPO Providers With Call Center Concentration
Other BPO Providers
Mean[1]
Median[1]
26.3%
6.1%
4.2%
1.4%
9.3%
8.3%
6.9%
6.4%
3.2%
1.2%
6.1%
5.2%
CCRC
Transcosmos
BellSystem
Relia
TTEC
Teleperformance
Sykes
Prestige
Concentrix
StarTeK

CY 2021E – CY 2022E Revenue Growth



BPO Providers With Call Center Concentration
Other BPO Providers
Mean[1]
Median[1]
10.4%
5.0%
4.8%
3.5%
8.9%
7.9%
6.6%
4.5%
4.5%
NA
5.7%
4.9%
CCRC
Transcosmos
BellSystem
Relia
Prestige
Teleperformance
TTEC
Sykes
StarTeK
Concentrix

Sources: Capital IQ, Bloomberg, public filings, Company management..
Note: No company used for comparative purposes is identical to the Company.
1. Mean and Median calculations exclude CCRC.

Illustrative Selected Companies Information

Selected Benchmarking Information (cont.)

CY 2019 – CY 2021E Adjusted EBITDA Growth



BPO Providers With Call Center Concentration
Other BPO Providers
Mean [1]
Median [1]
27.0%
(1.2%)
30.1%
7.8%
2.6%
22.3%
18.4%
15.5%
11.2%
10.9%
6.7%
13.9%
11.2%
CCRC per management
CCRC 2025 Compliance [2]
Transcosmos
BellSystem
Relia
TTEC
Teleperformance
Sykes
StarTeK
Prestige
Concentrix

CY 2021E – CY 2022E Adjusted EBITDA Growth



BPO Providers With Call Center Concentration
Other BPO Providers
Mean [1]
Median [1]
1.5%
13.1%
6.6%
5.5%
5.5%
16.1%
11.5%
11.2%
10.2%
7.4%
NA
8.8%
9.2%
CCRC per management
CCRC 2025 Compliance [2]
Transcosmos
BellSystem
Relia
StarTeK
Prestige
Teleperformance
TTEC
Sykes
Concentrix

Sources: Capital IQ, Bloomberg, public filings, Company management..
Note: No company used for comparative purposes is identical to the Company.

1. *Mean and Median calculations exclude CCRC.*
2. *Over the next few years, Company management expects certain regulations related to the payment of social insurance benefits for its employees to be more strictly enforced given certain regulatory changes to the collection of the benefits by the government, among other considerations. The financial projections provided by Company management assume increasing compliance over the forecast with full compliance assumptions reached in 2025. Adjusted EBITDA Assuming 2025 Compliance is calculated based on full compliance assumptions in 2025, as provided by Company management, applied to the number of employees in 2021 and 2022, respectively, as provided by Company management.*

Trading Snapshot

Market Trading Overview

(USD, RMB and shares in millions, except per share values and where otherwise noted)

Public Market Enterprise Value Derivation	Current Share Price as of 2/26/2021	Unaffected Share Price as of 11/27/2020
Closing Share Price	$4.68	$4.72
Common Shares Outstanding [1]	18.3	18.3
Market Value of Equity (USD)	**$85.8**	**$86.5**
Total Cash [2]	(28.7)	(25.3)
Equity Investments [2] [3]	(3.4)	(3.4)
Amount Due from Related Parties [2]	(0.2)	(0.2)
Total Debt [2]	2.1	4.3
Non-Controlling Interest [2]	0.6	0.6
Public Market Enterprise Value (USD)	**$56.2**	**$62.4**
USD to RMB Exchange Rate	6.5	6.6
Public Market Enterprise Value (RMB)	**¥364.1**	**¥410.7**

Selected Trading Information [5]	Current as of 2/26/2021	Unaffected as of 11/27/2020
52-Week High Closing Price	$7.78	$10.87
52-Week Low Closing Price	$3.38	$3.47

Other Market Information [5]	Current as of 2/26/2021	Unaffected as of 11/27/2020
90-Day Average Daily Trading Value (in millions)	$2.0	$0.0
% of Market Value of Equity	*2.30%*	*0.02%*
90-Day Average Daily Trading Volume (in thousands)	374.0	3.9
% of Total Shares Outstanding	*2.04%*	*0.02%*
% of Total Public Float	*3.61%*	*0.04%*
Total Public Float [6]	10.4	10.4
% of Total Shares Outstanding	*56.5%*	*56.5%*

Selected Implied Trading Multiples			
Enterprise Value / Adjusted EBITDA			
LTM Ended 6/30/2020 [4]	¥143.1	2.5x	
LTM Ended 12/31/2019	¥110.5		3.7x

1. *Per Company management and public filings, there are no outstanding options, restricted stock units or other dilutive securities.*
2. *Per public filings' income statements and balance sheets as of 6/30/2020 for share price as of 2/26/2021 and as of 12/31/2019 for unaffected share price as of 11/27/2020.*
3. *Equity Investments represent investments in equity securities of privately held companies.*
4. *Includes the impact of a one-time COVID-19 relief exemption from the Chinese government for employee benefits, of which RMB 24 million was captured in the 6/30/2020 LTM period.*
5. *Per Capital IQ as of 2/26/2021 and 11/27/2020, respectively.*
6. *Represents Common Shares outstanding excluding those held by the Buyer Group.*

Source: Public filings, Capital IQ, Bloomberg.

Timeline and Stock Trading History



Closing Stock Price (USD)
Daily Volume (MM)
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Unaffected Share Price as of 11/27/2020: $4.72[1]
A
B
C
D
E
F
G
H
I
J
K
L
M
Nov-17
Feb-18
May-18
Aug-18
Nov-18
Feb-19
May-19
Aug-19
Nov-19
Feb-20
May-20
Aug-20
Nov-20
Volume (in millions)
Closing Price
Unaffected Share Price as of 11/27/2020

Selected Events

Event	Date	Comment
A	12/15/17	Announced 1H17 results with a YoY decrease in EPS of 22.4%; revenues were roughly flat with a 0.7% YoY increase. Income for operations for this period were down 40.6% YoY.
B	2/21/18	Announced that the Company received a notification letter indicating that the Company no longer meets the Nasdaq Capital Market's continued listing requirement of minimum of 300 public holders, as set forth in NASDAQ Listing Rule 5550(a)(3).
C	3/29/18	The Company received receipt of resolution of NASDAQ Notice of Deficiency, thereby retaining its listed status.
D	4/27/18	Announced full-year 2017 results with a YoY increase in twelve-month EPS of 6%; revenues were reported up 22.3% over fiscal 2017.
E	7/23/18	The Company issues statement on recent volatility of its stock price. The Company announced that it is not aware of the reasons for the recent volatility in its stock price, and has not selectively disclosed any material nonpublic information to restricted parties.
F	10/12/18	Announced record financial results for 1H18, including EPS up 172.2% YoY and revenues up 90.1% for the same YoY 6-month period.

Event	Date	Comment
G	11/11/18	Announced receipt of preliminary non-binding "going private" proposal at $16.00 per common share, which was jointly submitted by Zhili Wang (the Company's founder, chairman of the Board and CEO) alongside Guangzhou Cornerstone Asset Management Co., Ltd.
H	4/29/19	Announced full-year 2018 results with a YoY increase in twelve-month EPS of 83.3%; revenues were reported up 59% over fiscal 2018.
I	11/22/19	Announced 1H19 results with a YoY decrease in EPS of 54.7%; revenues were up 11.0% for the same YoY 6-month period.
J	5/29/20	Announced full-year 2019 results with a YoY decrease in twelve-month EPS of 19.3%; revenues were reported up 22.6% over fiscal 2019.
K	5/29/20	Announced withdrawal of non-binding "going-private" proposal dated 11/10/18 from Guangzhou Cornerstone Asset Management Co., Ltd. alongside Zhili Wang.
L	11/30/20	Announced receipt of preliminary non-binding "going private" proposal at $5.37 per common share issued by the Buyer Group.
M	12/21/20	Announced 1H20 results with a YoY increase in EPS of 107.4%; revenues were up 33.4% for the same YoY 6-month period.

Sources: Public information, Capital IQ.
1. Per Capital IQ as of 2/26/2021

Relative Total Shareholder Return

Relative Total Shareholder Returns Prior to Proposal

	1-Year Total Return 11/27/19 - 11/27/20	2-Year Total Return 11/27/18 - 11/27/20	3-Year Total Return 11/27/17 - 11/27/20
CCRC	(56.7%)	(61.9%)	(68.1%)
Selected BPO Providers With Call Center Concentration Index [1]	(5.1%)	21.8%	20.0%
Selected Other BPO Providers Index [2]	17.6%	76.5%	51.7%
MSCI World Index	14.9%	36.3%	35.9%



Since Proposal
(11/30/20 – 2/26/21)
300.0%
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
Nov-17
Feb-18
May-18
Aug-18
Nov-18
Feb-19
May-19
Aug-19
Nov-19
Feb-20
May-20
Aug-20
Nov-20
11.7%
5.2%
1.8%
(0.8%)
CCRC
Selected Other BPO Providers Index [2]
Selected BPO Providers With Call Center Concentration Index [1]
MSCI World Index

1. *Comprised of BELLSYSTEM24 Holdings, Inc.; Relia, Inc.; and transcosmos inc.*
2. *Comprised of Concentrix Corporation; Prestige International Inc.; StarTek, Inc.; Sykes Enterprises, Incorporated; Teleperformance SE; and TTEC Holdings, Inc.*

Source: Bloomberg as of 2/26/2021.

Trading Activity Since Proposal

Trading Activity Since Proposal

(per common share values in actuals, common shares in millions)



Share Price
Daily Volume (mm)
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
$3.50
$3.00
10.0
8.0
6.0
4.0
2.0
0.0
Current Proposal Price: $6.00 per common share
11/30/20
Initial Proposal announced at $5.37/common share. Concurrently announced formation of Special Committee and appointment of independent financial and legal advisors. Common share closed at $4.72/common share.
12/18/20
Announced 1H20 results with a YoY increase in EPS of 107.4%; revenues were up 33.4% for the same YoY 6-month period.
11/27/2020
12/11/2020
12/25/2020
1/8/2021
1/22/2021
2/5/2021
2/19/2021
Volume (in millions)
Closing Price

Source: Capital IQ as of 2/26/2021, public filings.

Selected Trading Activity Prior to Initial Proposal (11/30/20)

Twelve Months Prior to Initial Proposal (11/30/20)

Volume: 1.4 million
VWAP[1]: $14.84


Volume (thousands)
800
700
600
500
400
300
200
100
0
20
630
177
38
37
44
257
166
$3.00 - $4.00
$4.00 - $5.00
$5.00 - $6.00
$6.00 - $7.00
$7.00 - $8.00
$8.00 - $9.00
$9.00 - $10.00
$10.00 - $11.00

	$3.00 - $4.00	$4.00 - $5.00	$5.00 - $6.00	$6.00 - $7.00	$7.00 - $8.00	$8.00 - $9.00	$9.00 - $10.00	$10.00 - $11.00
% of Total	1.4%	46.0%	12.9%	2.8%	2.7%	3.2%	18.8%	12.1%

Nine Months Prior to Initial Proposal (11/30/20)

Volume: 0.9 million
VWAP[1]: $5.48


Volume (thousands)
700
600
500
400
300
200
100
0
20
630
177
38
22
0
0
0
$3.00 - $4.00
$4.00 - $5.00
$5.00 - $6.00
$6.00 - $7.00
$7.00 - $8.00
$8.00 - $9.00
$9.00 - $10.00
$10.00 - $11.00

	$3.00 - $4.00	$4.00 - $5.00	$5.00 - $6.00	$6.00 - $7.00	$7.00 - $8.00	$8.00 - $9.00	$9.00 - $10.00	$10.00 - $11.00
% of Total	2.2%	71.1%	19.9%	4.3%	2.5%	0.0%	0.0%	0.0%

Six Months Prior to Initial Proposal (11/30/20)

Volume: 0.6 million
VWAP[1]: $3.83


Volume (thousands)
600
500
400
300
200
100
0
12
492
88
0
0
0
0
0
$3.00 - $4.00
$4.00 - $5.00
$5.00 - $6.00
$6.00 - $7.00
$7.00 - $8.00
$8.00 - $9.00
$9.00 - $10.00
$10.00 - $11.00

	$3.00 - $4.00	$4.00 - $5.00	$5.00 - $6.00	$6.00 - $7.00	$7.00 - $8.00	$8.00 - $9.00	$9.00 - $10.00	$10.00 - $11.00
% of Total	2.0%	83.1%	14.9%	0.0%	0.0%	0.0%	0.0%	0.0%

Three Months Prior to Initial Proposal (11/30/20)

Volume: 0.3 million
VWAP[1]: $4.35


Volume (thousands)
300
250
200
150
100
50
0
4
242
51
0
0
0
0
0
$3.00 - $4.00
$4.00 - $5.00
$5.00 - $6.00
$6.00 - $7.00
$7.00 - $8.00
$8.00 - $9.00
$9.00 - $10.00
$10.00 - $11.00

	$3.00 - $4.00	$4.00 - $5.00	$5.00 - $6.00	$6.00 - $7.00	$7.00 - $8.00	$8.00 - $9.00	$9.00 - $10.00	$10.00 - $11.00
% of Total	1.4%	81.4%	17.2%	0.0%	0.0%	0.0%	0.0%	0.0%

Source: Bloomberg.

1. Based on VWAP over specified period (last twelve months, last nine months, last six months or last three months). Reference to "Month" is based on Calendar months. VWAP in USD.

Trading Volume and Float Data (1 of 2)

Public Float / Shares Outstanding


BPO Providers With Call Center Concentration
Other BPO Providers
49.1%
48.8%
43.8%
98.0%
97.8%
80.7%
59.2%
39.0%
28.8%
60.6%
49.1%
56.5%
Relia
Transcosmos
Bellsystem
Teleperformance
Sykes
Concentrix
Prestige
TTEC
StarTek
Mean
Median
CCRC

90 – Day Average Daily Value Traded

(dollars in millions)


BPO Providers With Call Center Concentration
Other BPO Providers
$4.9
$2.9
$2.6
$48.4
$29.6
$12.0
$6.4
$2.1
$0.5
$12.5
$4.9
$2.0
Transcosmos
Bellsystem
Relia
Teleperformance
Concentrix
TTEC
Sykes
Prestige
StarTek
Mean
Median
CCRC

Note: Concentrix Corporation was spun off from SYNNEX Corporation (NYSE:SNX) on December 1, 2020 and therefore, where applicable, data may not capture 90 days of trading activity.
Source: Capital IQ as of 2/26/2021.

Trading Volume and Float Data (2 of 2)

90 – Day Average Daily Volume / Shares Outstanding



BPO Providers With Call Center Concentration
Other BPO Providers
0.4%
0.3%
0.2%
0.5%
0.4%
0.4%
0.2%
0.2%
0.2%
0.3%
0.3%
2.0%
Transcosmos
Relia
Bellsystem
Concentrix
Sykes
TTEC
Teleperformance
Prestige
StarTek
Mean
Median
CCRC

90 – Day Average Daily Volume / Public Float



BPO Providers With Call Center Concentration
Other BPO Providers
0.9%
0.6%
0.5%
1.0%
0.7%
0.5%
0.4%
0.3%
0.2%
0.6%
0.5%
3.6%
Transcosmos
Relia
Bellsystem
TTEC
Concentrix
StarTek
Sykes
Prestige
Teleperformance
Mean
Median
CCRC

Note: Concentrix Corporation was spun off from SYNNEX Corporation (NYSE:SNX) on December 1, 2020 and therefore, where applicable, data may not capture 90 days of trading activity.
Source: Capital IQ as of 2/26/2021.

Ownership Summary

The Buyer Group collectively owns 7,969,496 of the Company's outstanding common shares, which represents 43.5% of total shares outstanding.

Common Stock Ownership

(shares in millions)

Current Shareholders	Common Shares Held [1]	% Ownership [1]
Buyer Group		
Wang, Gary	3.96	21.6%
Qingmao, Zhang	1.17	6.4%
Wang, David	1.07	5.8%
Sun, Jishan	0.89	4.9%
Lin, Long	0.76	4.1%
Xu, Guoan	0.12	0.7%
Total Buyer Group	7.97	43.5%
Unaffiliated Shareholders		
HRT Financial LLC, Asset Management Arm	0.12	0.7%
Renaissance Technologies Corp.	0.03	0.2%
Other	10.15	55.4%
Total Unaffiliated Shareholders	10.36	56.5%
Total	**18.33**	**100.0%**

1. Based on 18.33 million total common shares outstanding as of 2/26/2021, per Company management.
Source: Capital IQ, public filings.

Glossary of Terms

Definition	Description
Adjusted EBIT	Earnings Before Interest and Taxes, adjusted for certain other non-recurring items
Adjusted EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain other non-recurring items
BPO	Business Process Outsourcing
CAGR	Compound Annual Growth Rate
CY	Calendar Year
E	Estimated
LTM	Latest Twelve Months or the Most Recently Completed 12-Month Period for which Financial Information has been Made Public in the case of the selected companies
NA	Not Available
NMF	Not Meaningful Figure
PV	Present Value
H	Half
RMB	Chines Yuan (Renminbi)
USD	United States Dollar
VWAP	Volume-Weighted Average Price

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